PAYMENT GUARANTY

                    (Commercial Real Estate)


          This  Payment Guaranty ("Guaranty") is made as of  June
20,  1996, by JOSEPH W. ANGEL, II ("Guarantor") in favor of  BANK
OF AMERICA OREGON ("Bank").


                       Factual Background
                                          A.      Guarantor    is
executing this Guaranty to induce Bank to make a standing loan (defined in Section 2 as the "Loan") to PORTLAND LOFTS ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower") in the principal amount of Five Million Six Hundred Twenty-Five Thousand and No/1OO Dollars ($5,625,000.00) The Loan is being made under a standing loan agreement (the "Loan Agreement") entered into as of June 20, 1996, between Bank and Borrower.

          B. The Loan is evidenced by a promissory note (the "Note") made payable to Bank in the principal amount of the Loan. The Note is secured by a deed of trust ("Deed of Trust") covering certain real and personal property, as therein described (all collectively, the "Property"). The Note may also be secured by other collateral, as more fully explained in the Loan Agreement. In connection with the Loan, Borrower is signing an Unsecured Indemnity Agreement (the "Borrower's Indemnity").

          C. This Guaranty is one of several Loan Documents, as defined and designated in the Loan Agreement. The Loan Documents also include the Loan Agreement, the Note, the Deed of Trust and certain other specified instruments and agreements.


                            Guaranty

          I. Guaranty of Loan. Guarantor unconditionally guaranties to Bank the full payment of and performance of Borrower's obligations in connection with the Loan, and unconditionally agrees to pay Bank the full amount of the Loan. This is a guaranty of payment, not of collection. If Borrower causes an Event of Default to occur in the payment when due of the Loan or any part of it, Guarantor shall in lawful money of the United States pay to Bank or order, on demand, all sums due and owing on the Loan, including all interest, charges, fees and other sums, costs and expenses.

          2. Loan. In this Guaranty, the term "Loan" is broadly defined to mean and include all primary, secondary, direct, indirect, fixed and contingent obligations of Borrower to pay principal, interest, prepayment charges, late charges, loan fees and any other fees, charges, sums, costs and expenses which may be owing at any time under the Note or the other Loan Documents, as any or all of them may from time to time be modified, amended, extended or renewed. For purposes of this Guaranty, the Loan includes any and all such obligations which may arise in connection with (a) the Borrower's Indemnity, (1,)any set aside letters, and (c) any advances made before recording of the Deed of Trust. If the amount outstanding under the Loan is determined by a court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether
Guarantor was a party to the proceeding in which the determination was made or not.

          3. Rights of Bank. Guarantor authorizes Bank to perform any or all of the following acts at any t[me in its sole discretion, all without notice to Guarantor and without affecting
Guarantor's obligations under this Guaranty:

               (a) Bank may alter any terms of the Loan or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Loan or any part of it.

               b) Bank may take and hold security for the Loan or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

               (c) Bank may direct the order and manner of any sale of all or any part of any security now or later to be held for the Loan or this Guaranty, and Bank may also bid at any such sale.

               (d) Bank may apply any payments or recoveries from Borrower, Guarantor or any other source, and any proceeds of any security, to Borrower's obligations under the Loan Documents in such manner, order and priority as Bank may elect, whether or not those obligations are guarantied by this Guaranty or secured at the time of the application.

               (e) Bank may release Borrower of its liability for the Loan or any part of it.

               (f) Bank may substitute, add or release any one or more guarantors or endorsers.

               (g) In addition to the Loan, Bank may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Guarantor's liability under this Guaranty.

          4. Guaranty to be Absolute. Guarantor expressly agrees that until the Loan is paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor shall not be released by or because of:

               (a) Any act or event which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty;

               (1,)    Any   waiver,   extension,   modification,
forbearance, delay or other act or omission of Bank, or its failure to proceed promptly or otherwise as against Borrower, Guarantor or any security;

               (c) Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Borrower; or

               (d) Any dealings occurring at any t[me between Borrower and Bank, whether relating to the Loan or otherwise.

          Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances.

          5.   Guarantor's Waivers. Guarantor waives:

               (a)   All statutes of limitations as a defense  to

any  action or proceeding brought against Guarantor by  Bank,  to the fullest extent permitted by law;

               (1)) Any right it may have to require Bank to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in Bank's power to pursue;

               (c)    Any   defense  based  on  any  claim   that
Guarantor's obligations exceed or are more burdensome than those of Borrower;

               (d) Any defense based on: (i) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to Bank from any cause, whether consented to by Bank or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency
Proceeding") and (jii) any rejection or disaffirmance of the Loan, or any part of it, or any security held for it, in any such Insolvency Proceeding;

               (e) Any defense based on any action taken or omitted by Bank in any Insolvency Proceeding involving Borrower, including any election to have Bank's claim allowed as being secured, partially secured or unsecured, any extension of credit by Bank to Borrower m any Insolvency Proceeding, and the taking and holding by Bank of any security for any such extension of credit;

               (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Bank to Guarantor expressly provided for in Section 1;

               (g) Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Loan or any part of it; and

               (h) Any defense, claim and damage arising from errors or omissions in Bank's administration of the Loan.

          6.   Waivers of Subrogation and Other Rights.

               (a) Upon a default by Borrower, Bank in its sole discretion, without prior notice to or consent of Guarantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Loan, (ji) accept a transfer of any such security in lieu of foreclosure,
(ill) compromise or adjust the Loan or any part of it or make any other accornmodation with Borrower or Guarantor, or

(iv)  exercise any other remedy against Borrower or any security.
No such action by Bank shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Bank, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, tide, interest or claim in or to any real or personal property to be held by Bank or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.

               (1,) Regardless of whether Guarantor may have made any payments to Bank, Guarantor forever waives: (i) all rights to enforce any remedy that Bank may have against Borrower, and (ii) all rights to participate in any security now or later to be held by Bank for the Loan. Provided such waiver shall not affect or impair any other right of contribution, subrogation, collection, indemnity or rights Guarantor may have against Borrower contractually or arising by operation of law or otherwise.

          7. Revival and Reinstatement. If Bank is required to pay, return or restore to Borrower or any other person any amounts previously paid on the Loan because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, the obligations of Guarantor shall be reinstated and revived and the rights of Bank shall continue with regard to such amounts, all as though they had never been paid.

          8. Information Regarding Borrower and the Property. Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Borrower, the present and former condition, uses and ownership of the Property, and such other matters as Guarantor deemed appropriate to assure itself of Borrower's ability to discharge its obligations under the Loan Documents. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Borrower's ability to pay and perform its obligations to Bank. Bank has no duty to disclose to Guarantor any information which Bank may have or receive about Borrower's financial condition or business operations, the condition or uses of the Property, or any other circumstances bearing on Borrower's ability to perform.

          9. Subordination. Any rights of Guarantor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower or any subsequent owner of the Property, or to withdraw capital invested by it in Borrower, or to receive distributions from Borrower, shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment to Bank of the Loan. Guarantor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Loan has been paid and performed in full and any such sums received in violation of this Guaranty shall be received by Guarantor in trust for Bank. The foregoing notwithstanding, Guarantor is not prohibited from receiving (a) such reasonable management fees or reasonable salary from Borrower as Bank may find acceptable from time to time, ~) distributions from Borrower in an amount equal to any income taxes imposed on Guarantor which are attributable to Borrower's income from the Property, and (c) so long as the loan is current and Borrower maintains adequate reserves for taxes, insurance and maintenance, then Borrower is permitted to distribute excess proceeds for repayment of loans incurred by Borrower from Guarantor in connection with the property.

          10. Financial Information. Guarantor shall keep true and correct financial books and records, using generally accepted accounting principles consistency applied, or such other accounting principles as Bank in its reasonable judgment may find acceptable from time to time. Within thirty (30) days after written request by the Bank, but in no event earlier than one hundred-twenty (120) days after the end of each year, Guarantor shall deliver to Bank its financial statement, together with a statement showing all changes in its financial condition which occurred during the preceding year and shall provide copies of each such Guarantor's tax returns, together with all supporting schedules, including without limitation K-i forms, extension requests and statements of contributions to subchapter S corporations within thirty (30) days of filing same. Guarantor shall also promptly deliver to Bank all quarterly balance sheets and income statements if they become available or if Bank requests them. Within thirty (30) days after written request by the Bank, Guarantor shall promptly provide Bank with any other financial or other information concerning each Guarantor's affairs and properties as Bank may request.

          ii.  Guarantor's Representations and Warranties:

          Guarantor represents and warrants that:

               (a) all financial statements and other financial information furnished or to be furnished to Bank are or will be true and correct and do or will fairly represent the financial condition of Guarantor (including all contingent liabilities);

               (1,)  all  financial statements were  or  will  be
prepared in accordance with generally accepted accounting principles, or such other accounting principles as may be acceptable to Bank at the time of their preparation, consistency applied; and

               (c) there has been no material adverse change in Guarantor's financial condition since the dates of the statements most recently furnished to Bank.

          12. Events of Default. Bank may declare Guarantor to be in default under this Guaranty upon the occurrence of any of the following events ("Events of Default"):

               (a) Guarantor falls to perform any of its obligations under this Guaranty; or

               (0) Guarantor revokes this Guaranty or this Guaranty becomes ineffective for any reason; or

               (c) Any representation or warranty made or given by Guarantor to Bank proves to be false or misleading in any material respect; or

               (d) Guarantor becomes insolvent or the subject of any Insolvency Proceeding (except that, in the case of an involuntary proceeding, the same shall not constitute an Event of Default if the proceeding is dismissed within ninety (90) days of filing); or

               (e)   Guarantor dies, dissolves or liquidates,  or
any  of  these  events  happens to any  of  Guarantor's  members, general partners or to its chief executive or majority shareholder, or Guarantor's managing general partner or its chief executive ceases for any reason to act in that capacity unless within ninety (90) days of the death or disability, Guarantor provides a substitute guarantor or additional collateral, satisfactory to Bank, in Bank's sole discretion.

          13.  Arbitration.

               (a)   Mandatory Arbitration.  After  the  Deed  of
Trust has been released, fully reconveyed or extinguished, any controversy or claim between or among the parties, including those arising out of or relating to this Guaranty or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

               (0) Real Property Collateral. Notwithstanding the provisions of subsection 13(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation by Guarantor or Borrower to Bank which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined by a court of competent jurisdiction.

               (c) Provisional Remedies. Self-Help and Foreclosure. No provision of this Section 13 shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

          14. Authorization: No Violation. Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid and binding obligation of Guarantor. No provision or obligation of Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which Guarantor is a party.

          15.     Additional    and   Independent    Obligations.
Guarantor's obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Bank.
Guarantor's obligations under this Guaranty are independent of those of Borrower on the Loan. Bank may bring a separate action, or commence a separate reference or arbitration proceeding against Guarantor without first proceeding against Borrower, any other person or any security that Bank may hold, and without pursuing any other remedy. Bank's rights under this Guaranty shall not be exhausted by any action by Bank until the Loan has been paid and performed in full.

          16. No Waiver: Consents: Cumulative Remedies. Each waiver by Bank must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Bank's delay in exercising or failure to exercise any right or remedy against Borrower, Guarantor or any security. Consent by Bank to any act or omission by Borrower or Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Bank's consent to be obtained in any future or other instance. All remedies of Bank against Borrower and Guarantor are cumulative.

          17. No Release. Guarantor shall not be released from its obligations under this Guaranty except by a writing signed by Bank or performance in full of the obligations under this Guaranty. The failure of any Guarantor to sign this Guaranty shall not in any way affect, release or discharge the liability of any Guarantor who signs this Guaranty. In the event that there are multiple Guarantors, Bank's release of one or more such Guarantors shall not in any way affect, release or discharge the liability of the remaining Guarantors hereunder.

          18. Heirs. Successors and Assigns: Participations. The terms of this Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of Bank and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of Bank in each instance. Bank in its sole discretion may sell or assign participations or other interests in the Loan and this Guaranty, in whole or in part, all without notice to or the consent of Guarantor and without affecting Guarantor's obligations under this Guaranty. Also without notice to or the consent of Guarantor, Bank may disclose any and all information in its possession concerning Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan and this Guaranty.

          19. Notices. All notices given under this Guaranty must be in writing and shall be effectively served upon delivery, or if mailed, upon the first to occur of receipt or the expiration of forty-eight hours after deposit in certified United States mail, postage prepaid, sent to the party at its address
given  at  the  end  of  this  Guaranty.   Those  addresses
may be changed by Bank or Guarantor by written notice to the other party. Service of any notice on any one Guarantor signing this Guaranty shall be effective service on Guarantor for all purposes.

          20. Rules of Construction. In this Guaranty, the word "Borrower" includes both the named Borrower and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Borrower on the Loan. The word "person" includes any individual, company, trust or other legal entity of any kind. If this Guaranty is executed by more than one person, the word "Guarantor" includes all such persons. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

          21. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Oregon.

          22. Costs and Expenses. If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to this Guaranty, the Loan Documents or the Loan, the prevailing patty shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees (including allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding, Guarantor agrees to pay all of Bank's costs and expenses, including attorneys' fees (including allocated costs for services of Bank's in-house counsel) which may be incurred in any effort to collect or enforce the Loan or any part of it or any term of this Guaranty. From the time(s) incurred until paid in full to Bank, all sums shall bear interest at the Default Rate provided in the Note.

          23. Consideration. Guarantor acknowledges that it expects to benefit from Bank's extension of the Loan to Borrower because of its relationship to Borrower, and that it is executing this Guaranty in consideration of that anticipated benefit.

          24. Integration: Modifications. This Guaranty (a) integrates all the terms and conditions mentioned in or incidental to this Guaranty, (1)) supersedes all oral negotiations and prior writings with respect to its subject
matter,     and     (c)     is      intended     by
Guarantor and Bank as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor and Bank. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by both Bank and Guarantor.

          25. Miscellaneous. The death or legal incapacity of any Guarantor shall not terminate the obligations of such Guarantor or any other Guarantor under this Guaranty, including its obligations with regard to future advances under the Loan Documents. The liability of all persons who are in any manner obligated under this Guaranty shall be joint and several. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Any Guarantor who is married agrees that Bank may look to all of his or her community property and separate property to satisfy his or her obligations under this Guaranty. Time is of the essence in the performance of this Guaranty by Guarantor.

          26. Special Provision. Without limiting the foregoing or any other provision of this Loan Agreement or the Loan Documents, in order to avoid any misunderstanding between the parties, the parties agree to the following special provision:

     Guarantor and each of its constituent partners, and their permitted successors and assigns (if any), agree that no agreement, representation, warranty, promise, commitment, or statement of any kind (collectively, "Statements") by any person related directly or indirectly to this Loan or the Property shall be binding on Bank, its parent, subsidiaries, affiliates, participants, assigns, or the officers, directors, employees, and agents of any of them (collectively, the "Bank Related Parties"), unless the Statements are in writing and executed by a duly authorized officer of Bank, Guarantor and each of its constituent partners, and their permitted successors and assigns (if any), agree not to rely upon such Statements in any way and further agree not to claim waiver of the foregoing provision (requiring all Statements to be in writing) for any reason. This provision requiring any Statement to be in writing to be enforceable against the Bank Related Parties cannot be waived orally or by conduct.


GUARANTOR:                               Address Where Notices to
                                         Guarantor are to be Sent


JOSPEH W. ANGEL, II                      Portland Lofts Associates L. P.
                                         c/o Restaurant Management Northwest,
                                         Inc
                                         1410 S.W.
                                         Jefferson Street
                                         Portland, Oregon 97201

                                         Copy to:

                                         Mr. Chris Walters
                                         Ball, Janick & Novack
                                         101 S.W. Main Street,
                                         Suite 1100
                                         Portland, Oregon 97204




                                         Address Where Notices to Bank are
                                         to be sent:
                                         BANK OF AMERICA - OREGON
                                         Loan Administration  No.2098
                                         P.O. Box 3066
                                         Portland, OR 97208